Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports Fourth-Quarter and Full-Year 2019 Operating Results;
Wireless Trends Continue to Improve; Sequential Improvements in Software Operations Bookings and Expense Management Trends

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (February 26, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the fourth quarter and year ended December 31, 2019. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on March 30, 2020, to stockholders of record on March 16, 2020.

Key Fourth-Quarter and Full-Year Operating Highlights

•
Software bookings in the fourth quarter totaled $21.9 million, compared to $23.1 million in the prior year quarter. Fourth quarter bookings included $11.5 million of operations bookings and $10.4 million of maintenance renewals. For the full year 2019, software bookings totaled $78.3 million, compared to $81.3 million in 2018. Software backlog totaled $50.6 million at December 31, 2019, compared to $40.4 million at the end of 2018.

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•
Of the $17.9 million in software revenue for the fourth quarter, $7.8 million was operations revenue and $10.1 million was maintenance revenue, compared to $10.2 million and $10.0 million, respectively, of the $20.2 million in software revenue for the fourth quarter of 2018.

•	The renewal rate for software maintenance revenue in 2019 continued to exceed 99 percent.

•
The quarterly rate of paging unit erosion was 1.8 percent in the fourth quarter of 2019, compared to 2.3 percent in the prior quarter and 0.7 percent in the year-earlier period. Net paging unit losses were 17,000 in the fourth quarter of 2019, compared to 22,000 in the prior quarter and 7,000 in the fourth quarter of 2018. Annual unit erosion totaled 54,000 units, or 5.4 percent, in 2019, down from the prior year level of unit erosion of 57,000 units. Paging units in service at December 31, 2019, totaled 938,000, compared to 992,000 at the end of the prior year.

•
The quarterly rate of wireless revenue erosion was 0.9 percent in the fourth quarter of 2019, down from 1.4 percent in the prior quarter and consistent with 0.7 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion in 2019 slowed to 6.5 percent versus 6.8 percent in 2018.

•
Total paging ARPU (average revenue per unit) was $7.33 in the fourth quarter of 2019, compared to $7.36 in the year-earlier quarter and $7.32 in the prior quarter. For the year, ARPU totaled $7.34, compared to $7.39 in 2018.

•
Operating expenses in the fourth quarter of 2019 increased to $51.8 million, compared to $43.1 million in the prior year quarter, due entirely to the non-cash goodwill impairment charge of $8.8 million taken in the fourth quarter of 2019. For the full year 2019, operating expenses increased to $176.1 million, compared to $172.6 million in 2018, as the full year increase in operating expenses was due entirely to the previously mentioned non-cash goodwill impairment charge of $8.8 million.

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•
Adjusted operating expenses (excludes depreciation, amortization, accretion and goodwill impairment charge) totaled $40.7 million in the fourth quarter of 2019, compared to $40.5 million in the year-earlier quarter. For the full year 2019, adjusted operating expenses totaled $158.0 million, compared to $161.9 million 2018.

•
Capital expenses were $0.7 million in the fourth quarter of 2019, compared to $0.8 million in the year-earlier quarter. For 2019, capital expenses totaled $4.8 million, compared to $5.9 million in 2018.

•	The number of full-time equivalent employees at December 31, 2019, totaled 638, up from 596 at year-end 2018.

•
Capital returned to stockholders in 2019 totaled $16.4 million. This came in the form of approximately $9.8 million from the regular quarterly dividend and approximately $6.6 million from share repurchases.

•	The Company’s cash, cash equivalents and short-term investments balance at December 31, 2019, was $77.3 million, compared to $87.3 million at December 31, 2018.

2019 Fourth Quarter and Full Year Results:
Consolidated revenue for the fourth quarter of 2019 under Generally Accepted Accounting Principles (“GAAP”) was $39.5 million compared to $43.3 million in the fourth quarter of 2018. For the full year 2019, consolidated revenue totaled $160.3 million, compared to $169.5 million in 2018.

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	For the three months ended			For the twelve months ended
(Dollars in thousands)	December 31, 2019	December 31, 2018	Change (%)	December 31, 2019	December 31, 2018	Change (%)
Wireless revenue
Paging revenue	$20,826	$21,997	(5.3)%	$85,067	$90,570	(6.1)%
Product and other revenue	789	1,094	(27.9)%	3,100	3,707	(16.4)%
Total wireless revenue	$21,615	$23,091	(6.4)%	$88,167	$94,277	(6.5)%

Software revenue
Operations revenue	$7,783	$10,167	(23.4)%	$31,757	$36,128	(12.1)%
Maintenance revenue	10,150	9,998	1.5%	40,365	39,069	3.3%
Total software revenue	17,933	20,165	(11.1)%	72,122	75,197	(4.1)%
Total revenue	$39,548	$43,256	(8.6)%	$160,289	$169,474	(5.4)%

GAAP net loss for the fourth quarter of 2019 was $9.5 million, or $0.50 per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share, in the fourth quarter of 2018. Based on the Company's annual assessment of goodwill, the 2019 fourth quarter net loss included a non-cash goodwill impairment charge of $8.8 million, which increased the fourth quarter net loss per diluted share by $0.46.
GAAP net loss for the full year 2019 was $10.8 million, or $0.56 per diluted share, compared to a net loss of $1.5 million, or $0.08 per diluted share, in 2018. As discussed above, the 2019 full year net loss included a non-cash goodwill impairment charge of $8.8 million, which increased the full year net loss per diluted share by $0.46.
In the fourth quarter of 2019, the EBITDA (earnings before interest, taxes, depreciation and amortization) loss totaled $10.0 million. As discussed above, the fourth quarter EBITDA loss included a non-cash goodwill impairment charge of $8.8 million. The fourth quarter 2019 EBITDA loss compares to EBITDA of $2.8 million in the prior year quarter. For the full year 2019, the EBITDA loss totaled $6.6 million, including the aforementioned non-cash goodwill impairment charge of $8.8 million. The 2019 EBITDA loss compares to EBITDA of $7.6 million in the prior year.

	For the three months ended		For the twelve months ended
(Dollars in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net (loss) income	$(9,511)	$189	$(10,765)	$(1,479)
Basic and diluted net (loss) income per share	$(0.50)	$0.01	$(0.56)	$(0.08)
EBITDA	$(9,989)	$2,750	$(6,560)	$7,596

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Management Commentary:
“We are encouraged with our performance in the fourth quarter of 2019 and believe we are positioned well for sustained improvement in 2020, as we begin to market and sell our new cloud-native and integrated communication platform,” said Vincent D. Kelly, president and chief executive officer. “We were particularly pleased with the sequential growth in software bookings, including a more than 17 percent sequential growth in software operations bookings. The continued yearly improvement in our wireless trends included a reduction in paging unit erosion as well as continued slowing of wireless revenue declines. These metrics, along with the significant progress our R&D team made in 2019 on our new platform, Spok Go®, give us confidence as we enter the new year and begin to sell the evolution of our enterprise software solution.”
In 2019, Spok returned $16.4 million in capital to stockholders. During the year, the Company paid approximately $9.8 million in regular quarterly dividends and repurchased 532,354 shares of common stock, totaling approximately $6.6 million. “In 2019, we were proud to be able to execute against our capital allocation strategy, returning capital through dividends and share repurchases," continued Kelly. "This quarter represents more than 50 consecutive quarters of paying a dividend. In fact, we have returned over $600 million in dividends and share repurchases over that timeframe. We remain committed to paying our quarterly dividend in 2020 and have been able to return value to our stockholders through our dividend program while continuing to invest in our integrated communication platform, and remaining a debt-free company."
Kelly noted that in addition to the financial performance the Company was able to achieve in 2019, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation,” commented Kelly. “During the quarter, we did more than thirty new six-figure installations of Spok solutions for our customers. For the full year 2019,

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we added more than 160 new accounts primarily in the healthcare and government sectors, including modernizing communications for new customers such as Toronto-based North York General Hospital and the Colorado-based Vail Health System. Additionally, during the year we announced key strategic partnerships, most notably with Amazon Web Services (AWS) for a complete cloud services infrastructure, giving Spok enterprise customers excellence in security, agility, and breadth and depth of services with a cloud-native communication solution. Again, in 2019, our management were keynote speakers at numerous C-suite conferences; Spok received recognition as the #1 secure communications platform for hospitals and health systems by Black Book Market Research; and we continue to work with all of the U.S. News & World Report Best Adult Hospitals. During the year, we also continued to add depth and experience to the Spok management team, with our new Chief Medical Officer, Dr. Matt Mesnik, and Chief Information Officer, Tim Tindle. We intend to carry all this momentum into 2020 to stimulate long-term growth."
Michael W. Wallace, chief operating officer and chief financial officer, said: “Expense management and strong financial discipline have allowed us to continue to invest in our business for long-term growth. Our ability to align our expense base with the market demand we are seeing and drive high renewal rates in our recurring revenue categories has helped Spok to more than offset the 12.6 percent increase in research and development expenses over the past year to support the strategic investments we are making in our sales and product platforms.
"In the fourth quarter of 2019, we recognized non-cash pre-tax goodwill impairment charges of $8.8 million," continued Wallace. "This goodwill impairment relates to impairment charges recognized in the fourth quarter of 2019 as a result of the Company's annual goodwill impairment testing and, in our belief, does not reflect management's confidence in the future value of our business. Our outlook for the business continues to

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remain strong. We believe Spok Go is set to meet a significant need in the healthcare marketplace and will create significant value for shareholders in the coming years.
"Finally, Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $77.3 million at December 31, 2019. Despite the continued investment in our technology platform and infrastructure, during the year, Spok generated more than $11 million of net cash provided by operating activities that partially offset cash returned to shareholders and capital expenditures.”

Development Update:
Earlier this week, the Company announced a new name and advanced capabilities for its integrated, cloud-native communication platform. The newly named Spok Go® platform drives action by dynamically connecting clinical teams with the people and information they need when and where it matters most. "Our mission is to build communications capabilities that help save lives and solve multiple challenges facing healthcare systems today,” commented Kelly. “The complex needs of our healthcare customers are not just a priority, but our driving force for innovation.”

New capabilities in the most recent release of Spok Go include:

•	Native HL7 services with easy to use browser-based site configuration

•	Clinical workflow templates for orders, lab results and critical test results

•	Role-based multi-site enterprise on-call scheduling with ability to view personal schedules in Spok Go

•	Priority-based enterprise messaging for groups, roles and individual users

•	Role-based multi-site nursing staff assignment

•	Innovative activity feeds capability introduced for web and mobile applications

Spok will showcase the newest capabilities of Spok Go at HIMSS20 (booth #2579) in Orlando, Florida, March 9 - 13, 2020. Learn more at spok.com/HIMSS.

Business Outlook:

Spok.com

Commenting on the Company’s previously provided financial guidance for 2019, Wallace noted: “We are pleased that 2019 results were consistent with the guidance ranges we had provided. For the year, total revenue of $160.3 million was slightly below the midpoint of our guidance range of $156 million to $174 million, adjusted operating expenses (excluding depreciation, amortization and accretion and the goodwill impairment) of $158.0 million were also slightly below the midpoint of our guidance range of $155 million to $165 million, and capital expenses of $4.8 million were slightly below the midpoint of our guidance range of $3.0 million to $7.0 million.”
Regarding financial guidance for 2020, Wallace said the Company expects total revenue to range from $149 million to $165 million. Included in that total, the Company expects software revenue to comprise $72 million to $80 million, consistent with 2019 levels at the low end of the guidance range and a 10.9 percent improvement from 2019 at the high end of the guidance range. Also, Spok expects adjusted operating expenses (excluding depreciation, amortization and accretion) to range from $158 million to $167 million, and capital expenses to range from $2.3 million to $6.3 million.

* * * * * * * * *

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2019 Fourth-Quarter and Full-Year Call and Replay:
Spok plans to host a conference call for investors to discuss its 2019 fourth-quarter and full-year results at 10:00 a.m. ET on Thursday, February 27, 2020. Dial-in numbers for the call are 1-334-323-0501 or 800-353-6461. The pass code for the call is 3488038. A replay of the call will be available from 1:00 p.m. ET on February 27, 2020 until 1:00 p.m. ET on Thursday, March 12, 2020. To listen to the replay, please register at http://tinyurl.com/Spok2019Q4earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *
About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® and Spok Go® platforms to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Go are trademarks of Spok, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements

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for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, a decline in our stock price or other events or circumstances that result in future goodwill impairments, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the twelve months ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Revenue:
Wireless	$21,615	$23,091	$88,167	$94,277
Software	17,933	20,165	72,122	75,197
Total revenue	39,548	43,256	160,289	169,474
Operating expenses:
Cost of revenue	8,051	8,772	30,072	32,408
Research and development	7,132	6,618	27,543	24,464
Technology operations	8,083	8,120	31,428	31,356
Selling and marketing	5,891	6,275	23,170	24,553
General and administrative	11,531	10,721	45,787	49,097
Depreciation, amortization and accretion	2,250	2,601	9,249	10,769
Goodwill impairment	8,849	—	8,849	—
Total operating expenses	51,787	43,107	176,098	172,647
% of total revenue	130.9%	99.7%	109.9%	101.9%
Operating (loss) income	(12,239)	149	(15,809)	(3,173)
% of total revenue	(30.9)%	0.3%	(9.9)%	(1.9)%
Interest income	350	628	1,651	1,638
Other income (expense)	206	(593)	735	(650)
(Loss) income before income taxes	(11,683)	184	(13,423)	(2,185)
Benefit from income taxes	2,172	5	2,658	706
Net (loss) income	$(9,511)	$189	$(10,765)	$(1,479)
Basic and diluted net (loss) income income per common share	$(0.50)	$0.01	$(0.56)	$(0.08)
Basic weighted average common shares outstanding	18,860,020	19,445,401	19,089,402	19,667,891
Diluted weighted average common shares outstanding	18,860,020	19,445,401	19,089,402	19,667,891
Cash dividends declared per common share	0.125	0.125	0.50	0.50
Key statistics:
Units in service	938	992	938	992
Average revenue per unit (ARPU)	$7.33	$7.36	$7.34	$7.39
Bookings	$21,932	$23,076	$78,341	$81,268
Backlog	$50,553	$40,422	$50,553	$40,422

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Revenue:
Wireless	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269
Software	17,933	17,639	17,398	19,154	20,165	19,217	16,970	18,845
Total revenue	39,548	39,453	39,525	41,764	43,256	42,476	40,628	43,114
Operating expenses:
Cost of revenue (b)	8,051	7,190	7,239	7,592	8,772	8,141	7,596	7,878
Research and development	7,132	7,437	6,807	6,167	6,618	5,934	6,177	5,735
Technology operations	8,083	7,805	7,866	7,674	8,120	7,787	7,698	7,750
Selling and marketing	5,891	5,595	5,574	6,110	6,275	5,716	6,093	6,490
General and administrative	11,531	11,813	11,696	10,747	10,721	13,673	12,741	11,964
Depreciation, amortization and accretion	2,250	2,305	2,335	2,359	2,601	2,785	2,669	2,713
Goodwill impairment	8,849	—	—	—	—	—	—	—
Total operating expenses	51,787	42,145	41,517	40,649	43,107	44,036	42,974	42,530
% of total revenue	130.9%	106.8%	105.0%	97.3%	99.7%	103.7%	105.8%	98.6%
Operating (loss) income	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)	584
% of total revenue	(30.9)%	(6.8)%	(5.0)%	2.7%	0.3%	(3.7)%	(5.8)%	1.4%
Interest income	350	399	452	449	628	384	342	283
Other income (expense)	206	163	602	(236)	(593)	(110)	102	(47)
Loss (income) before income taxes	(11,683)	(2,130)	(938)	1,328	184	(1,286)	(1,902)	820
Benefit from (provision for) income taxes	2,172	804	268	(586)	5	446	730	(475)
Net (loss) income	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)	$345
Basic and diluted net (loss) income per common share	$(0.50)	$(0.07)	$(0.03)	$0.04	$0.01	$(0.04)	$(0.06)	$0.02
Basic weighted average common shares outstanding	18,860,020	19,086,811	19,217,866	19,196,970	19,445,401	19,456,149	19,750,941	20,027,800
Diluted weighted average common shares outstanding	18,860,020	19,086,811	19,217,866	19,356,712	19,445,401	19,456,149	19,750,941	20,153,291
Key statistics:
Units in service	938	955	977	982	992	999	1,024	1,030
Average revenue per unit (ARPU)	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47
Bookings	$21,932	$20,421	$21,334	$14,654	$23,076	$21,580	$18,488	$18,124
Backlog	$50,553	$42,604	$39,718	$37,392	$40,422	$36,366	$36,295	$35,930

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2019	12/31/2018

Assets
Current assets:
Cash and cash equivalents	$47,361	$83,343
Short term investments	29,899	3,963
Accounts receivable, net	30,174	32,386
Prepaid expenses	7,517	6,906
Other current assets	1,710	2,672
Inventory	1,004	1,708
Total current assets	117,665	130,978
Non-current assets:
Property and equipment, net	8,000	10,354
Operating Lease right-of-use assets	16,317	—
Goodwill	124,182	133,031
Intangible assets, net	2,917	5,417
Deferred income tax assets	48,983	46,484
Other non-current assets	1,808	1,448
Total non-current assets	202,207	196,734
Total assets	$319,872	$327,712
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,615	$2,010
Accrued compensation and benefits	11,680	11,348
Accrued taxes	1,529	1,822
Deferred revenue	25,944	26,106
Operating lease liabilities	5,437	—
Other current liabilities	2,978	3,662
Total current liabilities	51,183	44,948
Non-current liabilities:
Asset retirement obligations	6,061	6,513
Operating lease liabilities	11,575	—
Other long-term liabilities	959	1,697
Total non-current liabilities	18,595	8,210
Total liabilities	69,778	53,158
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	86,874	90,559
Accumulated other comprehensive loss	(1,601)	(1,301)
Retained earnings	164,819	185,294
Total stockholders' equity	250,094	274,554
Total liabilities and stockholders' equity	$319,872	$327,712

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the twelve months ended
	12/31/2019	12/31/2018
Cash flows provided by operating activities:
Net loss	$(10,765)	$(1,479)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	9,249	10,769
Goodwill impairment	8,849	—
Deferred income tax expense	(3,253)	(1,692)
Stock based compensation	3,643	4,954
Provisions for doubtful accounts, service credits, adjustments of non-cash transaction taxes and other	694	1,922
Changes in assets and liabilities:
Accounts receivable	964	(915)
Prepaid expenses, inventory and other assets	2,913	(646)
Accounts payable, accrued liabilities and other	(643)	(1,732)
Deferred revenue	42	(866)
Net cash provided by operating activities	11,693	10,315
Cash flows from investing activities:
Purchases of property and equipment	(4,837)	(5,915)
Purchase of short-term investments	(59,385)	(3,911)
Maturities of short-term investments	34,000	4,000
Net cash used in investing activities	(30,222)	(5,826)
Cash flows from financing activities:
Cash distributions to stockholders	(9,819)	(10,064)
Purchase of common stock (including commissions)	(6,575)	(13,483)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	258	247
Purchase of common stock for tax withholding on vested equity awards	(1,017)	(976)
Net cash used in financing activities	(17,153)	(24,276)
Effect of exchange rate on cash	(300)	(49)
Net decrease in cash and cash equivalents	(35,982)	(19,836)
Cash and cash equivalents, beginning of period	83,343	103,179
Cash and cash equivalents, end of period	$47,361	$83,343
Supplemental disclosure:
Income taxes paid	$901	$1,061

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Revenue
Paging	$20,826	$21,212	$21,342	$21,687	$21,997	$22,442	$22,824	$23,308
Non-paging	789	602	785	923	1,094	817	834	961
Total wireless revenue	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658	$24,269

License	1,711	2,723	1,676	2,840	3,496	3,175	1,993	4,376
Services	4,947	4,202	4,835	5,206	5,103	4,555	4,363	4,071
Equipment	1,125	689	842	963	1,568	1,296	1,107	1,024
Operations revenue	$7,783	$7,614	$7,353	$9,009	$10,167	$9,026	$7,463	$9,471

Maintenance revenue	$10,150	$10,025	$10,045	$10,145	$9,998	$10,191	$9,507	$9,374
Total software revenue	$17,933	$17,639	$17,398	$19,154	$20,165	$19,217	$16,970	$18,845

Total revenue	$39,548	$39,453	$39,525	$41,764	$43,256	$42,476	$40,628	$43,114

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Cost of revenue
Payroll and related	$5,222	$5,099	$4,749	$4,931	$4,868	$4,923	$4,853	$4,874
Cost of sales	2,278	1,567	1,900	2,080	3,349	2,623	2,119	2,475
Stock based compensation	42	21	97	107	44	75	75	55
Other	509	503	493	474	511	520	549	474
Total cost of revenue (b)	8,051	7,190	7,239	7,592	8,772	8,141	7,596	7,878
Research and development
Payroll and related	5,056	5,083	4,639	4,263	4,350	4,709	4,506	4,002
Outside services	1,742	2,027	1,912	1,745	2,115	1,040	1,481	1,513
Stock based compensation	113	102	84	11	5	71	90	71
Other	221	225	172	148	148	114	100	149
Total research and development	7,132	7,437	6,807	6,167	6,618	5,934	6,177	5,735
Technology operations
Payroll and related	2,656	2,823	2,662	2,647	2,616	2,866	2,618	2,693
Site rent	3,669	3,269	3,480	3,296	3,432	3,482	3,538	3,496
Telecommunications	1,026	1,016	1,019	996	1,021	950	935	898
Stock based compensation	32	30	30	30	24	24	24	24
Other	700	667	675	705	1,027	465	583	639
Total technology operations	8,083	7,805	7,866	7,674	8,120	7,787	7,698	7,750
Selling and marketing
Payroll and related	3,382	3,524	3,329	3,273	3,047	3,401	3,311	3,294
Commissions	1,158	1,114	1,298	1,424	1,759	1,225	1,397	1,774
Stock based compensation	164	137	128	161	99	135	135	135
Advertising and events	1,034	703	656	933	1,236	857	996	1,158
Other	153	117	163	319	134	98	254	129
Total selling and marketing	5,891	5,595	5,574	6,110	6,275	5,716	6,093	6,490
General and administrative
Payroll and related	3,974	4,220	4,136	4,041	4,087	4,834	4,340	4,416
Stock based compensation	770	674	690	219	860	1,118	943	949
Bad debt	56	402	(96)	308	303	513	279	528
Facility rent, office, and technology costs	1,952	2,369	2,485	2,294	2,072	2,925	2,323	2,641
Outside services	2,350	2,004	2,306	1,776	2,062	1,864	2,443	1,422
Taxes, licenses and permits	1,000	888	863	921	111	1,081	1,024	1,080
Other	1,429	1,256	1,312	1,188	1,226	1,338	1,389	928
Total general and administrative	11,531	11,813	11,696	10,747	10,721	13,673	12,741	11,964
Depreciation, amortization and accretion	2,250	2,305	2,335	2,359	2,601	2,785	2,669	2,713
Goodwill impairment	8,849	—	—	—	—	—	—	—
Operating expenses	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530
Capital expenditures	$679	$1,378	$1,495	$1,287	$830	$1,630	$2,299	$1,164

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Paging units in service
Beginning units in service (000's)	955	977	982	992	999	1,024	1,030	1,049
Gross placements	22	28	35	27	30	31	35	25
Gross disconnects	(39)	(50)	(40)	(37)	(37)	(56)	(41)	(44)
Net change	(17)	(22)	(5)	(10)	(7)	(25)	(6)	(19)
Ending units in service	938	955	977	982	992	999	1,024	1,030
End of period units in service % of total (b)
Healthcare	82.4%	81.7%	81.7%	81.6%	81.4%	81.7%	81.5%	81.1%
Government	5.4%	5.5%	5.6%	5.8%	5.8%	5.8%	5.7%	5.9%
Large enterprise	5.5%	6.1%	5.9%	5.9%	5.9%	6.0%	6.0%	6.0%
Other(b)	6.6%	6.7%	6.8%	6.7%	6.9%	6.5%	6.8%	7.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	69	72	74	77	78	81	85	88
101 to 1,000 units	173	175	179	186	190	192	197	198
>1,000 units	696	708	724	719	724	726	742	744
Total	938	955	977	982	992	999	1,024	1,030
Account size net loss rate(c)
1 to 100 units	(3.8)%	(2.1)%	(3.2)%	(2.3)%	(1.7)%	(4.3)%	(3.8)%	(4.7)%
101 to 1,000 units	(1.0)%	(2.4)%	(3.9)%	(2.3)%	—%	(2.7)%	(0.6)%	(10.0)%
>1,000 units	(1.8)%	(2.2)%	0.7%	(1.1)%	(0.1)%	(2.2)%	(0.2)%	(1.9)%
Total	(1.8)%	(2.2)%	(0.5)%	(1.1)%	(0.2)%	(2.5)%	(0.6)%	(1.8)%
Account size ARPU
1 to 100 units	$11.99	$11.84	$12.00	$11.90	$11.61	$11.33	$12.04	$12.13
101 to 1,000 units	8.31	8.41	8.47	8.35	8.28	8.19	8.34	8.47
>1,000 units	6.62	6.59	6.47	6.57	6.69	6.74	6.62	6.65
Total	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41	$7.47

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Reconciliation of net income (loss) to EBITDA (b):
Net (loss) income (c)	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)	$345
Plus (less): (benefit from) provision for income taxes	(2,172)	(804)	(268)	586	(5)	(446)	(730)	475
Plus (less): Other expense (income)	(206)	(163)	(602)	236	593	110	(102)	47
Less: Interest income	(350)	(399)	(452)	(449)	(628)	(384)	(342)	(283)
Operating (loss) income	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)	584
Plus: depreciation, amortization and accretion	2,250	2,305	2,335	2,359	2,601	2,785	2,669	2,713
EBITDA (as defined by the Company)	$(9,989)	$(387)	$343	$3,474	$2,750	$1,225	$323	$3,297

	For the twelve months ended
	12/31/2019	12/31/2018
Reconciliation of net income (loss) to EBITDA (b):
Net loss	$(10,765)	$(1,479)
(Less) plus: (Benefit from) provision for income taxes	(2,658)	(706)
Plus (less): Other income (expense)	(735)	650
Less: Interest income	(1,651)	(1,638)
Operating loss	(15,809)	(3,173)
Plus: depreciation, amortization and accretion	9,249	10,769
EBITDA (as defined by the Company)	$(6,560)	$7,596

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)

	For the three months ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
(Dollars in thousands)
Operating expenses	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974	$42,530
Less: depreciation, amortization and accretion	2,250	2,305	2,335	2,359	2,601	2,785	2,669	2,713
Less: Goodwill impairment	$8,849	$—	$—	$—	$—	$—	$—	$—
Adjusted operating expenses	$40,688	$39,840	$39,182	$38,290	$40,506	$41,251	$40,305	$39,817

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net income (loss) of $166, $196 $359, and $771 in the first, second third, and fourth quarters respectively.

SPOK HOLDINGS, INC.
2020 FINANCIAL GUIDANCE
(Unaudited and in millions)

		Guidance Range
		From	To
Revenues
	Wireless	77,000	85,000
	Software	72,000	80,000
		149,000	165,000

Adjusted Operating Expenses (a)		158,000	167,000

Capital Expenses		2,300	6,300

(a) Operating expenses exclude depreciation, amortization and accretion.